Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby give consent to the incorporation by reference in this Registration Statement of Nord Resources Corporation and Subsidiary on Form S-8 of our report dated March 26, 2008, relating to the consolidated balance sheet of Nord Resources Corporation and Subsidiary as of December 31, 2007 and the related consolidated statements of operations, cash flows and changes in stockholders' equity (deficit) for each of the two years in the period ended December 31, 2007, included in the 2007 Annual Report on Form 10-KSB of Nord Resources Corporation and Subsidiary, and to all references to our Firm included in or made part of this Prospectus and Registration Statement. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2007, or performed any audit procedures subsequent to the date of our report.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona
July 2, 2008